Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Dated the 20th day of May, 2011

(1)    THE UNIVERSITY OF MANCHESTER
(2)    BRICKELL BIOTECH, INC

Licence Agreement

THIS AGREEMENT is made on the 20th day of May, 2011
BETWEEN

1.	The University of Manchester (a Royal Charter corporation registered under number RC 000797, an exempt charity) of Oxford Road, Manchester, M13 9PL (“the University”)

2.
Brickell Biotech, Inc. a corporation organized under the laws of the State of Delaware USA whose principal place of business is located at 612 SE 5th Avenue, Suite 1, Fort Lauderdale, Florida, United States of America 33301 (“the Licensee”)

OPERATIVE PROVISIONS
1.INTERPRETATION

1.1	In this Agreement the following expressions have the following meanings unless inconsistent with the context:

“Academics”	[***] and [***]
“Affiliate”	any company or other entity which Controls, is Controlled by, or is under common Control with another company or other entity
“Business Day”	any day other than Saturday and Sunday or a bank or public holiday in England
“Commencement Date”	the date of this Agreement
“Confidential Information”
all secret or not generally known information or information which is not easily accessible to others or of a commercially sensitive nature disclosed or made available in any way by one party or any of its Affiliates (“Discloser”) to the other party or, in the case of the University, to UMIP or any of its Affiliates (“Recipient”) in connection with this Agreement (including Know-How of the Discloser)

“Control”
direct or indirect ownership of 50% (or, outside a company’s home territory, such lesser percentage as is the maximum permitted level of foreign investment) or more of the share capital, stock or other participating interest carrying the right to vote or to distribution of profits of that company. “Controls” and “Controlled” shall be construed accordingly

“Expert”	has the meaning set out in clause 4.4
“Field”	[***].

“Improvements”	any technological advance in the Field made by either of the Academics at the University that infringes, or would infringe any of the Licensed IP.
“Intellectual Property”
patents, trademarks, copyright, database rights, design rights, registered designs, know-how, and all other intellectual property rights, in each case whether registered or unregistered and including applications or rights to apply for them and together with all extensions and renewals of them, and in each case all rights and forms of protection having equivalent and similar effect anywhere in the world

“Know-How”	the unpatented technical information in the Field developed prior to the Commencement Date by the University which is set out in Schedule 1
“Licensed IP”	Patents and Know-How
“Licensed Products”	any and all products and services that are manufactured, performed, sold or otherwise supplied by the Licensee or any of its sub-licensees using any of the Licensed IP
“Milestones”	those milestones to be achieved by the Licensee which are set out in clause 4.5
“Net Receipts”	[***].
“Net Sales Value”	[***].
“Patents”
(a)   the patents and applications for patents in the Territory short particulars of which are set out in Schedule 2;
(b) all patents granted in the Territory pursuant to the patent applications mentioned in paragraph (a) of this definition;
(c) any continuations, divisionals, reissues, re-examinations, extensions, substitutions and continuations in part in respect of any of the patent applications and patents mentioned in paragraph (a) or (b) of this definition

“Related IP”	any technological advance in the Field made at the University by the Academics which functions similarly to the Licensed IP and does not infringe, or would not infringe any of the Licensed IP
“Territory”	[***]

“UMIP”	The University of Manchester Intellectual Property Limited
“Year”
the period of 12 consecutive months ending on 31 December (such dates being “Year Days”) or any shorter period either commencing on the Commencement Date and ending on the next Year Day or commencing on the day after a Year Day and ending on the expiration or termination of this Agreement.

1.2
References in this Agreement to a statute or statutory provision shall, unless the context otherwise requires include any statute or statutory provision which the referred to provision amends, re-enacts, extends, consolidates or replaces. References to a statutory provision also extend to any subordinate legislation made under it.

1.3	References in this Agreement to persons includes bodies corporate, unincorporated associations and partnerships.

1.4	References in this Agreement to the words “include” “includes”, “including” and “included” will be construed without limitation unless inconsistent with the context.

1.5	References in this Agreement to clauses and Schedules are to clauses of and Schedules to this Agreement.

1.6	The headings to the clauses are for ease of reference only and shall not be taken into account in its interpretation.
2.    GRANT OF LICENCE

2.1	The University grants to the Licensee [***] licence, [***], in each case to develop, manufacture, have manufactured, use and sell [***], but only in the Field and only in the Territory.

2.2
The Licensee may not assign this licence in whole or in part without the prior written consent of University, such consent not unreasonably withheld or delayed, provided however, no consent of University shall be required for [***] .

2.3	Additionally, Licensee may [***] with any such [***] to be contingent upon (i) [***] (ii) [***] and (iii) [***], and further provided that:

2.3.1	the Licensee must provide the University with [***];

2.3.2	obligations and conditions matching those in this Agreement (save as set out below), and sufficient to protect the security of the Patents, and the interests of the University, [***];

2.3.3	the [***];

2.3.4	the [***] for any reason;

2.3.5	the [***] must be [***] and [***]; and

2.3.6
the Licensee must indemnify the University and keep the University indemnified against any and all loss, damages, costs, claims or expenses which are awarded against or suffered by the University as a result of [***].

2.4
The Licensee will ensure that [***] are marked suitably with any relevant patent or patent application numbers to satisfy the laws of each of the countries in which [***] and in which they are protected by any of the Licensed IP.

2.5
The Licensee will comply fully with all relevant import, export and free movement of goods laws and regulations of the United Kingdom and the European Union and of other applicable countries to ensure that the Licensed IP is not imported or exported, directly or indirectly, in violation of such laws or regulations.

2.6	No licence is granted to the Licensee other than as expressly stated in this clause 2. The University reserves all other rights under the Licensed IP.

2.7
Notwithstanding the licence granted by clause 2.1, the University reserves rights for its employees and students to use the Licensed IP in any way for any bona fide research or teaching purposes and to sub-license such rights to the University’s Affiliates for any bona fide research or teaching purposes, The University shall notify Licensee of any proposed submission for publication of any research containing information arising from, related to or associated with the Patents, along with a copy of any proposed submission at least 30 days prior to the submission of any publication to any third party. The University shall refrain from communicating or publishing any material that in the reasonable opinion of the University may compromise the patentability of the rights conveyed hereby, for a period of time sufficient for the University and Licensee to assess and undertake legal protections to preserve the commercial value of any such advances.

2.8	The Licensee will use [***] to develop and commercialise [***], including but not limited to [***], in order to maximise the potential for financial return for both parties.

2.9
Within 60 days of the execution date of this Agreement, the Licensee shall prepare and deliver a written development plan to the University outlining the Licensee’s plans for the commercialisation of the Licensed IP (“Development Plan”) herein set forth as Schedule 3. The Development Plan shall be: (i) solely determined by the Licensee with input from the University; (ii) alterable by Licensee during the year in response to activities, obstacles, progress and market conditions; (iii) annually updated as to activities and status by the Licensee and delivered to the University no later than the 31st day of January; and (iv) considered “[***]” for purposes of evaluating the Licensee’s diligence in commercializing the Licensed IP.

2.10
If the University believes that the Licensee has failed to properly act to commercialise the Licensed IP in accordance with the Development Plan as required pursuant to clause 2.9, the University may, within 20 Business Days of any such report being received, issue a notice to the Licensee detailing its basis for such belief (“Discussion Notice”). Where a Discussion Notice has been issued by the University the parties shall enter into good faith negotiations to reach mutual agreement as to changes to the Development Plan that should be undertaken to remedy this deficiency within 20 Business Days of the date of any request. If the parties cannot reach agreement as to changes to the Development Plan to remedy any deficiency, the parties agree to [***].

2.11
Where the Licensee fails to reasonably act to commercialise the Licensed IP in accordance with the Development Plan, and fails to diligently undertake actions to remedy any such deficiency, and where [***], the University may consider such failure to be a material breach under this Agreement and shall have the right to terminate this Agreement pursuant to clause 7.2.1.

2.12
Subject to the Licensee complying with its obligations under this Agreement, if the Licensee so requires, the Licensee may engage the University and its personnel for consultancy services from time to time pursuant to the provisions as set forth in Schedule 4.

2.13
The University will provide to the Licensee all of the Know-How in its possession or control that the University is free to disclose and that is necessary for [***], subject to the Licensee complying with clauses 2.1 and 3.

2.14	Subject to any pre-existing third party rights, the University grants [***] under this Agreement subject to the provisions of clauses 2.15 to 2.17.

2.15	From the date of the disclosure by the University of [***] the Licensee shall have 30 Business Days in which to notify the University in writing of its wish to [***] under this Agreement.

2.16	In the event that the Licensee notifies the University in writing that it wishes to [***], the University and the Licensee shall execute an appropriate instrument to [***].

2.17
If the Licensee fails to notify the University in writing that it wishes to [***] or notifies the University in writing that it no longer wishes to [***], then the University shall be free [***] in any way that it chooses.

2.18	Subject to any pre-existing third party rights, the University grants the Licensee [***] subject to the provisions of clauses 2.19 to 2.21.

2.19
From the date of the disclosure by the University of [***] the Licensee shall have 20 Business Days in which to notify the University in writing of its wish to [***] and thereafter within 3 months of [***] with the University.

2.20	The parties agree to [***] and if such [***] incorporating the agreed terms within 3 months of [***].

2.21
If the Licensee fails to notify the University in writing that it wishes to [***] or [***] or notifies the University in writing that it [***], then the University shall be free to deal with [***] in any way that it chooses.

2.22
The University will use [***] to inform the Licensee in writing of any [***] within 30 days of disclosure of such Improvements or Related IP to the University by the Academics. For the avoidance of doubt, the [***] shall commence upon the receipt of that written notice provided by University to Licensee.

3.    CONFIDENTIALITY

3.1
The Recipient agrees to keep and agrees to ensure that its Affiliates keep secret and confidential all Confidential Information, to use and agrees to ensure that its Affiliates use such Confidential Information only for the purposes of this Agreement, and only to disclose such Confidential Information so far as is necessary as follows:

3.1.1	(in the case of the Licensee) to its licensees on such terms as are equivalent in effect to the Licensee’s obligations of confidentiality under this Agreement; and

3.1.2
to the Recipient’s directors and employees concerned in carrying out or administering this Agreement provided that such individual is bound by obligations of confidentiality and use equivalent to those set out in this Agreement.

3.2	The Recipient will not be in breach of any obligation to keep any information confidential or not to disclose it to any third party to the extent that the Recipient can show that it:

3.2.1
was known to it before its receipt from the Discloser, and not already subject to any obligation of confidentiality to the Discloser or has become publicly known without any breach of this Agreement or any other undertaking to keep it confidential;

3.2.2	has it from a third party in circumstances where the Recipient has no reason to believe that there has been a breach of an obligation of confidentiality owed to the Discloser;

3.2.3	has independently developed it;

3.2.4
is required to disclose pursuant to an obligation under statute or to a statutory or governmental body (including the Freedom of Information Act 2000) but then only to the extent of making such required disclosure; provided, that prior to making any such legally required disclosure, the Recipient shall give the Discloser as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances; or

3.2.5	has express consent from the Discloser to disclose,

3.3	If the University receives a request under the Freedom of Information Act 2000 to disclose any information that is the Licensee’s Confidential Information, it will notify the Licensee and will consult with the Licensee. The Licensee will respond to the University within 5 Business Days after receiving the University’s notice if that notice requests the Licensee to provide information to assist the University to determine whether or not an exemption to the Freedom of Information Act applies to the information requested under that Act.

3.4
Upon the expiration or termination of this Agreement or earlier request from the Discloser (save in the latter case in relation to licensed Know-How), the Recipient will cease its use and, upon request, within 30 days either return or destroy (and certify as to such destruction) all Confidential Information of the Discloser, including any copies of it provided Recipient shall be entitled to keep an archival copy for purposes of compliance with provisions of confidentiality.

3.5	The provisions of this clause 3 will remain in force for 10 years from expiration or termination of this Agreement.
4.    PAYMENTS

4.1	In consideration of the rights granted under clause 2, the Licensee agrees to pay to the University:

4.1.1	on the signature of this Agreement, the [***] and

4.1.2	[***]

4.1.3	[***]

4.2	If [***] are:

4.2.1	rented, leased, let out or hired or otherwise disposed of to a customer other than by way of sale by the Licensee or [***];

4.2.2	used by the Licensee or any of its Affiliates or [***] for its own commercial purposes;

4.2.3	supplied to an Affiliate of the Licensee or [***];

4.2.4	supplied in conjunction with [***] or in any way as part of an [***], then the [***] will be deemed to be equivalent to the [***] which would have been applicable under this Agreement had such [***].

4.3	[***].

4.4
Any dispute between the parties about [***] or monetary value of any [***] will, at the request of either party, be referred to an expert under clause 4.4. The expert will be a single, independent chartered accountant to be agreed between the parties, or in default of agreement between the parties within 5 Business Days, to be selected at the request of either of them by the President for the time being of the Institute of Chartered Accountants [***]

(“Expert”). Any dispute to be referred to the Expert will be decided upon in a final and binding manner by the Expert acting as a technical expert [***]. Any actions, decisions, awards or payments to be made or taken pursuant to the determination of the Expert will be made or taken within 20 Business Days of notification of the same to the relevant parties. The costs of the Expert will be borne by the parties as determined by the Expert.

4.5	[***].

4.6	All sums due under this Agreement:

4.6.1	will be made in [***]

4.6.2
are exclusive of any value added tax which will be payable in addition by the Licensee on the rendering by the University of an appropriate value added tax invoice. The Licensee will pay any costs, interest and penalties due and incurred by the University whether directly or indirectly by reason of late payment of any such value added tax; and

4.6.3
will be made in full without deduction of taxes, charges and other duties (including any withholding or other income taxes) that may be imposed, except where the Licensee is required by law to make such deduction or withholding, in which event the Licensee will:

4.6.3.1	ensure that the deduction or withholding does not exceed the minimum amount legally required;

4.6.3.2
pay to the applicable taxation or other authorities within the period for payment permitted by law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this clause 4.6.3);

4.6.3.3
furnish to the University, within the period for payment permitted by law, either an official receipt of the applicable taxation or other authorities for all amounts deducted or withheld as aforesaid or, if such receipts are not issued by the taxation or other authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding.

4.7	Payments due will be made within 30 days of the end of each Year in respect of [***] Year.

4.8	The Licensee will send the University a report within 30 days of the end of each Quarter showing the [***] and the [***] in such Year, and [***] for that Year.

4.9
If any sum payable under this Agreement is not paid when due, then that sum shall bear interest from the due date until payment is made at [***] over LIBOR, where “LIBOR” means the three month Sterling BBA LIBOR as quoted on page 3750 of the Telerate screen or if such page is unavailable the interest rate at which Sterling deposits are perceived to be generally available by leading banks in the London Interbank Market at or about 11.00 a.m. on the first day of that period for delivery on that day.

4.10
The Licensee will keep, and will ensure that each of its Affiliates [***] keeps, complete and accurate records and accounts of [***] manufactured and supplied and [***] and will permit, and will ensure that each of its Affiliates [***] permits, the University or its agents during the Agreement and for 12 months afterwards to audit and take copies of those records and accounts solely for the purpose of determining the accuracy of the [***]. If any audit reveals a discrepancy of more than 50/0 in any report supplied under clause 4.8 to the detriment of the University, the Licensee will reimburse the University for the costs of that audit and pay any accrued underpayment together with any interest accrued under clause 4.9.

5.    INTELLECTUAL PROPERTY

5.1
The University gives no warranty and makes no representation that any applications compromised within the Licensed IP will proceed to grant or that any registration compromised within the Licensed IP is valid, or that the manufacture, use, sale, supply, or performance of any of the Licensed Products does not or will not infringe the rights (including but not limited to intellectual property rights) of any third party in the Territory.

5.2
The Licensee agrees that it will not obtain any right, title or interest in or to the Licensed IP, Improvements and Related IP other than such as may be granted to it under this Agreement and that the Licensee will not knowingly do or permit anything to be done in its use of any of the Licensed IP which would or could jeopardise its validity or any part of it.

5.3
The University shall be obligated to protect and manage the intellectual property rights of the Licensed IP whilst this Agreement remains in force and shall maintain final authority in all decisions regarding the preparation, prosecution and maintenance of the Licensed IP and any Improvements and any Related IP under this Agreement. The Licensee shall work closely with the University in the development of a suitable strategy for the prosecution and maintenance of Licensed IP and Improvements and Related IP. The University will request that copies of all documents prepared by the selected patent counsel be provided to Licensee for information following filing. The Licensee will bear all future legal and filing costs associated with the preparation, prosecution, and maintenance of the Licensed IP and Improvements with effect from the Commencement Date. In the event that any additional licence shall be granted by University for the Licensed IP, the Licensee’s financial responsibility for costs arising from the preparation, maintenance, prosecution and protection of the Licensed IP shall be pro-rated and apportioned among all the licence holders.

5.4
If either party becomes aware of any infringement or any misuse of any of the Licensed IP, it will promptly notify the other party and provide all details within its knowledge and the parties will consult with each other to decide the best way to respond to such infringement provided that the University may at all times take such action as it sees fit in respect of such infringement or misuse. The Licensee will also provide the University with all assistance required by the University for the purposes of any infringement or misuse action which the University may bring.

5.5
The University will be under no obligation to take any action regarding any infringements or misuse of any of the Licensed IP whether through the institution of legal proceedings or otherwise, but should the University in its absolute discretion decide to take any such action, it will do so at its own cost and the Licensee will have no claim to any sums recovered by the University.

5.6
In the event the University shall choose not to act against any identified infringer, then Licensee, at its sole option, shall be permitted to undertake legal action at its own responsibility, cost and expense, with any resulting recovery to first offset any and all Licensee costs of prosecution and recovery, and thereafter, any remaining sum shall be apportioned in accordance with standard royalty payments. University agrees to cooperate in any such action at the expense of the Licensee.

6.    WARRANTIES AND LIABILITY

6.1	The University warrants as follows:

6.1.1	it is the owner of and applicant for or the registered proprietor (as the case may be) of the Patents;

6.1.2	it has not previously licensed any of the Patents pursuant to a licence which remains in force;

6.1.3	it has the sole right, power and authority to enter into this Agreement and to grant the [***] licences granted hereunder.

6.2
Each of the parties acknowledges that, in entering into this Agreement, it has not relied on any warranty, representation or undertaking except those expressly set out in this Agreement and each party waives any claim for breach of any representation (unless made fraudulently) which is not specifically contained in this Agreement as a warranty.

6.3	Except as set forth In clause 6.1, the University does not give any warranty, representation or undertaking:

6.3.1	as to the efficacy or usefulness of any of the Licensed IP; or

6.3.2	that any of the Licensed IP is or will be valid or subsisting or (in the case of an application) will proceed to grant; or

6.3.3
that the use of any of the Licensed IP in, the manufacture, sale, supply, use or performance of any or the Licensed Products or the exercise of any of the rights granted under this Agreement will not infringe any intellectual property or other rights of any other person; or

6.3.4
that the Know-How or any other information communicated by the University to the Licensee under or in connection with this Agreement will produce Licensed Products of satisfactory quality or fit for the purpose for which the Licensee intended; or

6.3.5
imposing any obligation on the University to bring or prosecute actions or proceedings against third parties for infringement or to defend any action or proceedings for revocation of any of the registered intellectual property comprised within the Licensed IP; or

6.3.6	imposing any liability on the University in the event that any third party supplies Licensed Products to customers located in the Territory.

6.4
The Licensee will indemnify the University, and keep it fully and effectively indemnified, against each and every claim made against the University as a result of the Licensee’s manufacture, use, sale or performance of, or other dealing in any of the Licensed Products except where such claim results directly from the University’s negligence, provided that the University must:

6.4.1	promptly notify the Licensee of details of the claim;

6.4.2	not make any admission in relation to the claim; and

6.4.3	give the Licensee all reasonable assistance (at the Licensee’s expense) in dealing with the claim.

6.5
Subject to clause 6.8, and except for third party claims made under any provision of indemnification, the liability of either party to the other for any breach of this Agreement, for any negligence or liability arising in any other way out of the subject matter of or in connection with this Agreement will not extend to any indirect damages or losses, or any loss of profits, loss of revenue, loss of data, loss of contracts or opportunity, whether direct or indirect, even if the party bringing the claim has advised the other of the possibility of those losses or if they were within the other party’s contemplation.

6.6
Subject to clause 6.8, except for third party claims made under any provision of indemnification, the aggregate liability of each party to the other for all and any breaches of this Agreement, any negligence or liability arising in any other way out of the subject matter of or in connection with this Agreement, will not exceed in total the payments received by the University from the Licensee under clause 4.1 aggregate (excluding VAT) during the 12 months preceding the date upon which the claim is first notified to the University.

6.7
Subject to clause 6.8, any claim under or arising in any other way out of the subject matter of or in connection with this Agreement must be notified in writing by the party making the claim (“Claimant”) within 12 months of the date when the Claimant became aware or ought reasonably to have become aware of such claim and in any event within 2 years of the

Commencement Date and proceedings in respect of such claim must be issued and served on the other party within 12 months of the date of such notification.

6.8	Nothing in this Agreement limits or excludes either party’s liability for:

6.8.1	death or personal injury caused by its negligence; or

6.8.2	any fraud or for any sort of liability that, by law, cannot be limited or excluded.
7.    DURATION AND TERMINATION

7.1
This Agreement will take effect on the Commencement Date and, unless terminated earlier under the provisions of this Agreement, will continue in force until the date when all the Patents have expired, lapsed or been declared invalid by a final judgment of a court of competent jurisdiction or by any other institution, regulatory body or relevant registry which has authority to make such a ruling and from which no appeal can be made or is taken. Unless this license is terminated prior to the natural expiration of each patent, then upon the natural expiration of each patent, Licensee shall [***].

7.2	Either party may terminate this Agreement with immediate effect by giving notice to the other party if;

7.2.1
the other party is in material breach of any provision of this Agreement and (if it is capable of remedy) the breach has not been remedied within 60 days after receipt of written notice specifying the breach and requiring its remedy; or

7.2.2
the other party becomes insolvent, or if an order is made or a resolution is passed for its winding up (except voluntarily for the purpose of solvent amalgamation or reconstruction), or if an administrator, administrative receiver or receiver is appointed over the whole or any part of the other party’s assets, or if the other party makes any arrangement with its creditors.

7.3
Licensee may terminate this Agreement at its sole option within 120 days of the execution of this Agreement should Licensee determine that the Licensed IP shall not satisfactorily permit the attainment of Licensee’s commercial objectives. In such instance, Licensee shall notify University, shall convey back its licensed interest, and absent fraud, University shall retain [***]. Each receiving party shall return all confidential information and materials to the disclosing party. Thereafter, this Agreement shall be null and void with neither party having any additional financial obligation to the other party.

7.4
If at any time during the term of this Agreement the Licensee or any of its Affiliates directly or indirectly opposes or assists any third party to oppose the grant of a Patent or disputes or directly or indirectly assists any third party to dispute or challenge the validity of any Licensed IP or any claim of any Patent then the University may at any time thereafter terminate this Agreement by notice to the Licensee.

7.5
Upon the expiration or termination of this Agreement prior to the natural expiration of any patent, the Licensee and its Affiliates [***] may use or dispose of their then existing stocks of Licensed Products for a period of 3 months after the effective date of termination (subject to [***]) but will no longer be licensed under the Licensed IP,

7.6
Clauses 3, 4 (in relation to any accrued payments), 4.10, 5.1, 5.2, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7 and 6.8, 7.3, 7.4 7.5 and 7.6 and any provisions required for their interpretation will survive the expiry or termination of this Agreement for any reason and will continue indefinitely.

8.    NOTICES

8.1
Any demand, notice or other communication given or made under or in connection with this Agreement shall be in writing and shall be given to the University or to the Licensee, as the case may be, either personally, by post or, by facsimile appropriately addressed as follows:

University    Licensee
The University of Manchester    Brickell Biotech, Inc.
[***]    [***]

For the attention of: Chief Executive    For the attention of : President

or to such other destination as either party may from time to time designate by notice to the other.

8.2	Notices and communications so designated, shall be deemed to have been duly given or made:

8.2.1	if delivered by hand, upon delivery at the address of the relevant party;

8.2.2	if sent by prepaid ,first class post, 2 Business Days after posting;

8.2.3	if sent by fax, at the time of transmission (provided a confirmatory letter is sent by prepaid, first class post).

8.3
Where in accordance with the above provisions any notice or communication would otherwise be deemed to be given or made on a day which is not a Business Day or after 4.00 pm on a Business Day such notice or other communication shall be deemed to be given or made at 9.00 am on the next Business Day.

9.    MISCELLANEOUS

9.1	The University may at any time assign the benefit (including any present, future or contingent interest or the right to any sums or damages payable by the Licensee under or in connection with this Agreement) or delegate the burden of this Agreement or otherwise sub-contract, mortgage, charge or otherwise transfer or hold on trust any or all of its rights and obligations under this Agreement.

9.2	Neither party may use the other’s name or logo in any press release or product advertising, or for any other promotional purpose, without first obtaining the other’s written consent.

9.3
Nothing contained in this Agreement, and no action taken by the parties pursuant to this Agreement shall imply that there is any relationship between the parties of partnership or of principal/agent or of employer/employee, nor are the parties engaging in a joint venture, association or other co-operative venture and accordingly neither of the parties shall have any right or authority to act on behalf of the other nor to bind the other by contract or otherwise, unless expressly permitted by the terms of this Agreement.

9.4
If any of the provisions of this Agreement is judged to be illegal or unenforceable, the continuation in full force and effect of the remaining provisions will not be prejudiced unless the substantive purpose of this Agreement is then frustrated, in which case either party may terminate this Agreement on written notice.

9.5
This Agreement and all of its exhibits constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all prior communications, drafts, agreements, representations, warranties, stipulations, undertakings and agreements of whatsoever nature, whether oral or written, between the parties and all implied conditions and warranties are excluded so far as permitted by law.

9.6	No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

9.7
The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

9.8
This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, each of which so executed and delivered shall constitute an original, but all the counterparts shall together constitute one and the same instrument.

9.9	The parties to this Agreement do not intend that any of its items will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a party to it.

9.10
If the parties are unable to reach agreement on any material issue relating to this Agreement within 10 Business Days after one party has notified the other of that issue, they will refer the matter to the CEO of UMIP or his or her nominee in the case of the University, and to President of Brickell Biotech, Inc. or his or her nominee in the case of the Licensee in an attempt to resolve the issue within 20 Business Days after the referral. Either party may bring proceedings in accordance with clause 9.11 if the matter has not been resolved within those 20 Business Days. Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for injunctive relief whether or not any issue has been escalated under this clause 9.10.

9.11
This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the [***]. Subject to clause 9.10, the [***] will have [***] jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

SCHEDULE 1
Know-How
[***]

SCHEDULE 2
Patents
[***]

SCHEDULE 3
The Development Plan
For period beginning ________________ and ending _____________ (“Period”)
Date:    ________________________
Contact Person:____________    Phone:_______________    Email:______________
The initial Development Plan and each update to the Development Plan will include, at a minimum, the following information:

a.
Identification and nature of each active relationship between Company and its Affiliates, sublicensees or subcontractors in the research, development or commercialization of Licensed Products or Patent Rights.

b.
Significant projects completed during the reporting period by Company or its Affiliates, sublicensees or subcontractors in the research, development or commercialization of Licensed Products or Patent Rights,

c.	Significant projects currently being performed by Company or its Affiliates, sublicensees or subcontractors in the research, development or commercialization of Licensed Products or Patent Rights.

d.
Future projects expected to be undertaken during the next reporting period by Company or its Affiliates, sublicensees or subcontractors in the research, development or commercialization of Licensed Products or Patent Rights.

e.	Projected timelines to product launch of each Licensed Product prior to first Sale.

(i)
The Corporation will [***] to achieve each of the diligence events by the applicable completion date listed in the table below for the Licensed Product. This table will be updated, when necessary, during each respective development plan update.

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

f.	Significant changes to the current Development Plan since the previous Development Plan and the reasons for the changes.

g.	Significant assumptions underlying the Development Plan and the future variables that may cause significant changes to the Development Plan.

SCHEDULE 4
Consultancy
S2.1    Subject to the Licensee complying with its obligations under this Agreement, should the Licensee require, the University will use reasonable endeavours to make available [***] for up to two Person Days per month for consultancy services during the first Year of this Agreement to facilitate the Licensee’s development of Licensed Products. Such assistance will be provided at mutually acceptable times and locations and the Licensee will pay to the University up to [***], payable in quarterly installments upon receipt of an invoice from the University.

S2.2
The Licensee will be responsible for all disbursements on travel, accommodation and subsistence incurred by the University’s or the Licensee’s staff, together with the cost to the University of providing such staff with such insurance cover as the University may reasonably consider appropriate in connection with any facilitation or training under S2.1.

S2.3	All payments under S2.1 or S2.2 will be made monthly in arrears to the credit of such bank account as is designated in writing from time to time by the University.

S2.4
The Licensee acknowledges to the University that neither the University nor any of the University’s staff involved in any way in connection with this Agreement will be under any liability whatsoever (whether in contact, tort (including negligence), breach of statutory duty, restitution or otherwise) for any injury, damage or direct, indirect or consequential loss (all three of which terms include pure economic loss, loss of profits, loss of business, depletion of goodwill and like loss) howsoever caused arising out of or in connection with or resulting from any actual or alleged advice or assistance of such staff. Notwithstanding anything else in this Agreement nothing in this Agreement shall exclude or limit the liability of the University or its staff for any liability which it or they are not permitted by law to so exclude or limit.

S2.5
The Licensee will indemnify, keep indemnified and hold harmless the University from and against all costs (including the cost of enforcement), expenses, liabilities (including any tax liability), injuries, direct, indirect or consequential loss (all three of which terms include pure economic loss, loss of profits, loss of business, depletion of goodwill and like loss), damages, claims, demands, proceedings or legal costs (on a full indemnity basis) and judgements which the University incurs or suffers against all or any costs claims and expenses or other liability arising in connection with such consultancy given under S2.1 (whether such consultancy was negligent or otherwise).

SIGNED by                    ) /s/ Jane Shelton
for and on behalf of                )
THE UNIVERSITY OF MANCHESTER    )
in the presence of:                )
Witness signature: /s/ Peter Welsh
Name: Peter Welsh
Address: UMIP, CTF (which stands for Core Technology Facility – see below), 46 Grafton Street, Manchester M13 9NT, UK
Occupation: Legal Executive

SIGNED by                    ) /s/ Reginald Hardy
for and on behalf of                )
BRICKELL BIOTECH, INC.            ) Reginald Hardy
in the presence of:                ) President
Witness signature: /s/ Andrew Sklawer
Name: Andrew Sklawer
Address: 612 SE 5th Avenue, Suite 1, Ft. Lauderdale, FL 33301
Occupation: Vice President, Operations, Brickell Biotech, Inc.